UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015 (November 15, 2015)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 15, 2015, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to the Master Terms and Conditions for Warrants, dated as of October 18, 2011 (the “Master Terms”), as supplemented by a confirmation dated October 18, 2011 (the “Confirmation”) and as amended by the Amendment dated May 14, 2014 (the “First Amendment”), the Second Amendment dated November 18, 2014 (the “Second Amendment”) and the Third Amendment dated November 24, 2014 (the “Third Amendment”) with Credit Suisse Capital LLC (as assignee of Credit Suisse International) (“Credit Suisse”).  The Master Terms, as supplemented by the Confirmation and amended by the First Amendment, the Second Amendment and the Third Amendment, are referred to below as the “Warrant Agreement.”  The Warrant Agreement governed the remaining outstanding warrants issued by the Company to Credit Suisse in 2011 in connection with the issuance of Regeneron’s 1.875% convertible senior notes and the related hedging transactions.

Pursuant to the Fourth Amendment, Regeneron and Credit Suisse have agreed to reduce the remaining number of warrants held by Credit Suisse by up to 476,376, or 92%, for an aggregate amount payable by Regeneron not to exceed $200.0 million.  The reduction in the number of warrants will be determined on a daily basis based on the number of warrants with respect to which Credit Suisse has closed out its hedge positions on a trading day during the period starting on November 16, 2015 and ending no later than February 9, 2016 (the “Transaction Period”).  Each payment amount (a “Daily Amendment Payment”) will be based on the volume-weighted average of the per share prices at which Credit Suisse purchases shares of Regeneron common stock, par value $0.001 per share (“Common Stock”), in order to close out its hedge positions in respect of such warrants on a trading day during the Transaction Period, and will be due on the third business day following each such trading day.

In its sole discretion, Regeneron may satisfy any Daily Amendment Payment in cash or by delivering shares of Common Stock (“Settlement Shares”) to Credit Suisse (or its designee) with a value equal to such Daily Amendment Payment, as determined by Credit Suisse in good faith and in commercially reasonable manner (taking into account a commercially reasonable illiquidity discount in the case of any unregistered Settlement Shares).  If, following the sale of Settlement Shares by or on behalf of Credit Suisse on the conditions set forth in the Fourth Amendment, it is determined that the net proceeds thereof are less than the applicable Daily Amendment Payment, Regeneron will become obligated to cover the shortfall either in cash or by delivery of additional shares of Common Stock (“Makewhole Shares”). The maximum aggregate number of Settlement Shares and Makewhole Shares required to be delivered by Regeneron upon settlement of all Daily Amendment Payments settled in Common Stock may not exceed 250,000 (the “Share Cap”).  If Regeneron elects to settle any Daily Amendment Payment in Common Stock and such settlement would otherwise require delivery of shares of Common Stock in excess of the Share Cap, Regeneron will not be required to cover the shortfall in cash or otherwise.

The Fourth Amendment also contains customary representations, warranties and covenants of the Company and Credit Suisse, respectively.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2015	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
	Name:	Joseph J. LaRosa
	Title:	Senior Vice President, General Counsel and Secretary